UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2018

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On December 18, 2018, Schmitt Industries, Inc. (the “Registrant”) notified Nasdaq that as a result of Michael J. Ellsworth’s retirement from the Registrant’s Board of Directors (the “Board”) and all committees of the Board including the Audit Committee, which was effective December 1, 2018, the Registrant was no longer in compliance with Nasdaq Listing Rule 5605, Board of Directors and Committees (“Listing Rule 5605”).

On December 18, 2018, Nasdaq issued a letter to the Registrant confirming the Registrant’s noncompliance with Listing Rule 5605 and announcing that, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), it would provide the Registrant a cure period in order to regain compliance as follows:

The Registrant will have:

•	until the earlier of the Registrant’s next annual shareholders’ meeting or December 1, 2019; or

•	if the next annual shareholders’ meeting is held before May 30, 2019, then the Registrant must evidence compliance no later than May 30, 2019.

The Board plans to conduct a search process and intends to appoint an independent Director to the Board prior to the end of the cure period.

(b) The information set forth under Item 3.01(a) of this report is incorporated by reference into this Item 3.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

December 20, 2018	By:	/s/ Ann M Ferguson
Name: Ann M Ferguson
Title: Chief Financial Officer and Treasurer